EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-130363 on Post-Effective Amendment No. 1 to Form S-3 on Form S-1 of Sun American Bancorp of our report dated March 27, 2007 on the consolidated financial statements of Sun American Bancorp appearing in the 2006 Form 10-K of Sun American Bancorp and to the reference to us under the heading “Experts” in this Registration Statement.

Crowe Chizek and Company LLC

Fort Lauderdale, Florida

August 27, 2007